Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287500

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 27, 2025)

820,588 shares of Common Stock

We are offering 820,588 shares of our common stock at an offering price of $3.40 per share. Lake Street Capital Markets, LLC is acting as the representative of the underwriters (or the “Representative”) in the public offering on a firm commitment basis. We will receive approximately $2,790,000 in gross proceeds and approximately $2,500,000 in net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF”. On August 26, 2026, the last reported sales price for our common stock was $3.85 per share.

We intend to use the proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds.”

As of August 13, 2026, a date within 60 days of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $60,456,800 based on 15,316,030 outstanding shares of common stock, of which approximately 13,585,600 shares are held by non-affiliates, and a per share price of $4.45, based on the last sale price of our common stock on August 13, 2026. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of the date of this prospectus is equal to approximately $20,152,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold approximately $4,210,000 of securities pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.40	$2,789,999.20
Underwriting discounts and commissions(1)	$0.238	$195,299.94
Proceeds, before expenses, to us(2)	$3.162	$2,594,699.26

(1)	Represents an underwriting discount equal to 7% of the gross offering proceeds. For a description of the other compensation to be received by the underwriters, please see “Underwriting” beginning on page S-9.

(2)	We estimate the total expenses of this offering will be approximately $50,000, excluding underwriting discounts, and assuming no exercise of the over-allotment option described below.

We have granted the Representative the option to purchase, exercisable within 30 days of the date of this prospectus, up to 123,088 additional shares of common stock on the same terms and conditions set forth above, solely to cover over-allotments.

The underwriters expect to deliver the shares of common stock to purchasers in the offering on or about August 28, 2026.

Lake Street Capital Markets, LLC

The date of this prospectus supplement is August 27, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, including the documents incorporated by reference herein, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement and the accompanying prospectus.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-287500) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $10,000,000, of which this offering is a part. Under this prospectus supplement, we are offering shares of our common stock having an aggregate offering price of approximately $2,790,000. As of the date of this prospectus supplement, we have sold approximately $7,210,000 of securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, contains, and the accompanying prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus supplement, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement in their entirety. We encourage you to read these filings as they are made. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the documents incorporated by reference herein, and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should also carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q.

Business Overview

We are a growth-stage consumer packaged foods company focused on developing, manufacturing, marketing, and distributing clean-label, plant-based dried fruit and vegetable snacks for retail and foodservice markets through BranchOut-branded products, private-label offerings, and ingredient sales. We operate a 50,000 square foot manufacturing facility in Pisco, Peru, where we produce finished goods using proprietary GentleDry™ technology licensed from EnWave Corporation.

Our operating model is manufacturing-led and dependent on agricultural sourcing, production scale, and retail distribution. We continue to scale manufacturing operations at our Peru Facility while supporting existing customer programs and pursuing new product opportunities.

We have also recently expanded our production area to support high-protein dehydrated cheese products in an allergen-free environment. We believe additional capacity may support future revenue growth, improved production flexibility and margin enhancement, although no assurance can be given regarding timing or results.

Our Products

We develop, manufacture and market dehydrated fruit and vegetable products using licensed GentleDry™ technology at the Peru Facility. Our products are sold through three primary channels: BranchOut branded retail snack products, private-label products for major retailers, and fruit and vegetable ingredient products sold to food manufacturers.

Our BranchOut branded products consist primarily of shelf-stable fruit and vegetable snacks designed to preserve the natural flavor, color and texture of the underlying produce. These products are distributed through grocery, club, online and direct-to-consumer channels.

We also manufacture private-label dehydrated snack products for major North American retailers, which are sold under customer brands through their existing retail distribution channels. In addition, we produce dehydrated fruit and vegetable ingredients, including pieces, powders and inclusions, for use in cereals, snack bars, baked goods, salads, ready-to-eat meals and other packaged food applications.

We continue to develop additional fruit and vegetable snack products and ingredient formats for both branded and private label customers. Product development efforts are focused on expanding our snack portfolio, supporting private label programs for large retailers, and developing new ingredient applications for food manufacturers. From time to time, we engage with potential commercial partners and institutional customers to develop products tailored to specific applications.

Operating Strategy and Key Performance Drivers

We are focused on executing a growth-stage strategy that balances product innovation, distribution expansion, and disciplined manufacturing scale-up. As a manufacturing-led business, our strategy emphasizes aligning customer growth and product development with production capacity, supply-chain execution, and cost control.

Key elements of our strategy include:

●	Driving revenue growth through customer onboarding and product expansion, by developing new snack and ingredient products designed to generate repeat consumer demand and support scalable retail and foodservice placement.
●	Expanding distribution channels across national and regional retail, club, grocery, and private-label platforms to increase product availability while maintaining disciplined customer and channel selection.
●	Scaling manufacturing utilization and capacity, with a focus on achieving high utilization at our Peru Facility while investing in incremental capacity expansion to support anticipated demand, operational efficiency, and margin improvement.
●	Maintaining operational discipline during scale-up, including production planning, inventory management, quality control, and supply-chain coordination, to support consistent product quality, reliable fulfillment, and cost management as volumes increase.

Management believes that executing a manufacturing-led growth strategy allows us to compete effectively by pairing differentiated products with scalable operations, while managing the complexity and execution demands inherent in expanding within the consumer-packaged foods industry.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

S-3

THE OFFERING

Issuer	BranchOut Food Inc.

Securities being offered	820,588 shares of common stock (or 943,676 shares if the Representative exercises in full the over-allotment option).

Public offering price	$3.40 per share of common stock.

Common stock outstanding prior to this offering(1)	15,316,030 shares.

Common stock to be outstanding after this offering(1)	16,136,618 shares, assuming no exercise of the Representative’s over-allotment option.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $2,500,000, or approximately $2,930,000 if the Representative exercises the over-allotment option in full. We intend to use the net proceeds of this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements

We, our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for 90 days following the date of the pricing of the offering without the prior written consent of the Representative.

Risk factors	Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Symbol	“BOF”

(1) The number of shares of our common stock outstanding is based on 15,316,030 shares of our common stock outstanding as of August 26, 2026 and the sale of 820,588 shares of our common stock, and excludes the following:

●	3,824,848 shares of our common issuable upon conversion of $2,900,000 of outstanding principal under a convertible note with a conversion price of $0.7582 per share, and additional shares of common stock issuable upon conversion of accrued interest under such note;
●	2,773,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.62 per share;
●	189,530 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and
●	1,228,090 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $3.33 per share.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

The Price of Our Common Stock May Be Adversely Affected by the Future Issuance and Sale of Shares of Our Common Stock or Other Equity Securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

Purchasers of the Shares Will Incur Immediate Dilution.

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. The pro forma tangible book value per share, calculated as of June 30, 2026 and after giving effect to the offering at the public offering price of $3.40, is $0.35, resulting in dilution of your shares of $3.05 per share of common stock, assuming no exercise by the Representative of the over-allotment option.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Since We Have Broad Discretion in How We Use the Proceeds from This Offering, We May Use the Proceeds in Ways in Which You Disagree.

Our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-5

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $2,500,000 (or approximately $2,930,000 if the Representative’s over-allotment option is exercised in full) from the sale of the shares of common stock offered by us in this offering, after deducting the estimated underwriting discounts and commissions, and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

S-6

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock immediately after this offering. We calculate pro forma net tangible book value per share by dividing our pro forma net tangible book value, which is total tangible assets less our total liabilities, by the number of our outstanding shares of common stock.

Our net tangible book value as of June 30, 2026, was approximately $4.5 million, or $0.21 per share.

After giving effect to our sale of 820,588 shares in this offering at the public offering price of $3.40 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us for net proceeds of approximately $2,500,000, our pro forma net tangible book value as of June 30, 2026 would have been approximately $6,968,875, or approximately $0.35 per share. This represents an immediate increase in pro forma net tangible book value per share of $0.14 to our existing stockholders and an immediate dilution in pro forma net tangible book value per share of approximately $3.05 to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by new investors.

Public offering price per share		$3.40
Net tangible book value per share as of June 30, 2026	$0.21
Increase in net tangible book value per share after giving effect to this offering	$0.14
Pro forma net tangible book value per share as of June 30, 2026		$0.35
Dilution in net tangible book value per share to new investors		$3.05

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options, warrants and convertible notes having a per share exercise or conversion price less than the per share offering price to the public in this offering, and assumes no exercise by the Representative of the over-allotment option. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The discussion and table above are based on 15,316,030 shares of our common stock outstanding (prior to giving effect to the offering) as of June 30, 2026 and excludes as of that date:

●	3,824,848 shares of our common issuable upon conversion of $2,900,000 of outstanding principal under a convertible note with a conversion price of $0.7582 per share, and additional shares of common stock issuable upon conversion of accrued interest under such note;
●	2,773,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.62 per share;
●	189,530 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and
●	1,228,090 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $3.33 per share.

S-7

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 7 of the accompanying prospectus. As of August 26, 2026, we had 15,316,030 shares of common stock outstanding.

S-8

UNDERWRITING

Lake Street Capital Markets, LLC is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated August 26, 2026 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the following number of shares of our common stock:

Underwriter	Number of Shares

Lake Street Capital Markets, LLC	820,588
Total	820,588

The underwriters have committed to purchase all of the shares of common stock offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement.

Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$3.40	$2,789,999.20	$3,208,498.40
Underwriting discounts (7%)	$0.238	$195,299.94	$224,594.89
Proceeds, before expenses, to us	$3.162	$2,594,699.26	$2,983,903.51

In addition, we have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering with the SEC; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on Nasdaq, including any fees charged by The Depository Trust Company for new securities; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (e) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses; (f) the costs of preparing, printing and delivering certificates representing the shares to be sold in the offering with the SEC; (g) fees and expenses of the transfer agent for the shares to be sold in the offering with the SEC; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the Representative; (i) fees and expenses of our legal counsel and accountants; and (j) “road show” expenses, diligence fees and the fees and expenses of the Representative’s legal counsel not to exceed $50,000.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $250,000.

Over-Allotment Option

We have granted the Representative an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 123,088 shares of common stock (15% of the shares of common stock sold in this offering).

Any shares of common stock issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

S-9

Lock-Up Agreements

All of our directors and executive officers have agreed that, for a period of 90 days from the date of the pricing of the offering and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of the Representative: (i) offer for sale, sell, pledge, or otherwise dispose of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing.

The Representative, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the Representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

We have also agreed, subject to certain exceptions, not to, for a period of 90 days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Offering Price Determination

The actual offering price of the shares we are offering has been negotiated between us and the underwriters based upon, among other things, the trading of our shares of common stock prior to the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments that the underwriters may be required to make for these liabilities.

Listing

Our shares of common stock are listed on Nasdaq under the symbol “BOF”.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services in the ordinary course of business for us and our affiliates for which they may in the future receive customary fees and commissions for these transactions.

S-10

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2025 and 2024, respectively, have been incorporated by reference into this prospectus supplement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this prospectus supplement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus supplement. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 27, 2026, January 30, 2026, March 20, 2026, April 17, 2026, May 7, 2026, May 15, 2026, July 1, 2026 and August 13, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus supplement, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus supplement, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

S-11

PROSPECTUS

$10,000,000

Common Stock

Preferred Stock

Warrants

Units

Branchout Food Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in an aggregate maximum amount of up to $10,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF.” On May 21, 2025, the last reported sale price of our common stock on Nasdaq was $1.96 per share. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of May 22, 2025, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $19.6 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have sold securities with a value of approximately $5 million in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update, or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is May 27, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised of any combination of these securities in one or more offerings up to an aggregate dollar amount of $10,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru, which housed our large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States. In 2024, we decided to initiate our own production facility in Peru to become vertically integrated. We recently completed the build out of the new facility, which commenced operations in December 2024, and utilizes three large-scale REV machines (a REV 60, REV 100 and REV 120) that we recently purchased from EnWave Corporation (“EnWave”), as well as, a small REV 10 R&D machine that is being used for product development and customer sample purposes. We expect operating margins to be further improved in 2025, as we become more vertically integrated with the transition of more of our production from third party contract manufacturers to internal production.

Using our licensed technology platform, we believe our lines of branded, private-label and industrial ingredient products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to several products in Peru, and avocado based products in the United States. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

Our Products

We plan to continue to grow revenues strategically by penetrating the multi-billion dollar grocery, industrial ingredient and online market. Our current product line includes:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps, Strawberry Crisps and Bell Pepper Crisps.
●	Private Label: Prunes, Carrots, Brussel Sprouts and Raisins sold to major retailers.
●	BranchOut Industrial Ingredients: Banana, Mango, Blueberry, Pineapple, Cherry Tomato, Avocado and many others.

We are currently developing many additional products for all sales channels.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

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The Securities We May Offer

We may offer up to $10,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer the securities to or through underwriters, dealers, or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents, or other entities involved in the offer and sale of securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our Board of Directors or a committee designated by the Board of Directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution, or the winding up of BranchOut Food Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our most Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, units, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion, or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest bearing depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws and to the applicable provisions of Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 80,000,000 shares of common stock, par value $0.001 per share, and 8,000,000 shares of preferred stock, par value $0.001 per share. As of May 21, 2025, we had 9,584,769 shares of common stock outstanding and no shares of preferred stock outstanding. Pursuant to our Articles of Incorporation, our Board of Directors generally has the authority to designate, from time to time and without stockholder approval, preferred stock in one or more class or series, and to prescribe with respect to each such class or series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating to such class or series.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Anti-takeover Provisions

Certain provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our shares from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

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The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securitize, LLC, formerly Pacific Stock Transfer Company. Securitize’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782. The email address for the transfer agent is: info@securitizemarkets.io. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

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DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or any combination thereof. Warrants may be issued independently or together with our common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. You should read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and available as described in the section titled “Where You Can Find More Information.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2024 and 2023, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on February 18, 2025 and February 20, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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620,588 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Lake Street Capital Markets, LLC

August 27, 2026